EXHIBIT 5.1

August 4, 2022

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, NY 11790

Re:	Registration of Shares, Warrants and Warrant Shares

Ladies and Gentlemen:

Reference is made to the filing by Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1, filed on August 4, 2022 (the “Registration Statement”) pursuant to Rule 462(b) promulgated under the Securities Act.

We are rendering this opinion in connection with the filing by the Company with the SEC of the Registration Statement relating to the offering by the Company with respect to the sale of up to $2,000,000 of (i) shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and (iii) the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), together with the accompanying (iv) Series A warrants to purchase shares of Common Stock (the “Series A Warrants”), (v) shares of Common Stock issuable from time to time upon exercise of the Series A Warrants (the “Series A Warrant Shares”), (vi) Series B warrants to purchase shares of Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) and (vii) shares of Common Stock issuable from time to time upon exercise of the Series B Warrants (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Warrant Shares”). The Registration Statement incorporates by reference the registration statement on Form S-1 (File No. 333-266223), which was declared effective by the Commission on August 4, 2022 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”). The Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Warrants and Warrant Shares are collectively referred to herein as the “Securities.” Some of the Securities are being sold pursuant to the terms of a securities purchase agreement (the “Securities Purchase Agreement”), to be entered into by the Company and H.C. Wainwright & Co., LLC and the remaining Securities are being offered to the public as set forth in the Prospectus.

We understand that the Shares, the Pre-Funded Warrant Shares to be issued upon the exercise of the Pre-Funded Warrants and the Warrant Shares to be issued upon the exercise of the Warrants are to be offered and sold in the manner set forth in the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings taken by the board of directors of the Company (the “Board”) in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to: (i) the Registration Statement and the Prior Registration Statement, (ii) the form of Series A Warrants, (iii) the form of Series B Warrants, (iv) the form of Pre-Funded Warrants, (v) the form of Securities Purchase Agreement, (vi) the Company’s certificate of incorporation, as amended to date, (vii) the Company’s amended and restated bylaws, as amended to date, (viii) certain resolutions of the Board and (ix) such other corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such certified, conformed, photostatic or facsimile copies. In addition, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Prospectus. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(i)	The Shares have been duly authorized and, when issued and delivered by the Company in accordance with the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable;

(ii)	The Pre-Funded Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;
(iii)	The Pre-Funded Warrant Shares have been duly authorized and, when issued upon exercise of the Pre-Funded Warrants against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable;
(iv)	The Series A Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;
(v)	The Series A Warrant Shares have been duly authorized and, when issued upon exercise of the Series A Warrants against payment therefor in accordance with the terms of the Series A Warrants, will be validly issued, fully paid and nonassessable;
(vi)	The Series B Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Prospectus and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and
(vii)	The Series B Warrant Shares have been duly authorized and, when issued upon exercise of the Series B Warrants against payment therefor in accordance with the terms of the Series B Warrants, will be validly issued, fully paid and nonassessable.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ McDermott Will and Emery LLP
McDermott Will and Emery LLP

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.